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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    September 17, 2002

EarthShell Corporation
(Exact name of registrant as specified in charter)

Delaware	333-13287	77-0322379
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
800 Miramonte Drive Santa Barbara, California 93109	90245
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (805) 897-2248

(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On September 9, 2002, the Registrant entered into a Loan Agreement, attached hereto as Exhibit 10.1 and incorporated by reference (the "Loan Agreement"), with E. Khashoggi Industries, LLC ("EKI"), whereby EKI agreed to extend short term loans to the Registrant in such amounts and at such times as may be determined by EKI in its sole discretion, and subject to the terms and conditions set forth in the Loan Agreement.

        The loans from EKI to the Registrant are to be evidenced by notes executed in favor of EKI, a form of which is attached hereto as Exhibit 10.2. If the Registrant defaults on its repayment obligations under the Loan Agreement, EKI may, at its option, convert the outstanding balance under the Loan Agreement into shares of the Registrant's common stock, at a conversion price equal to the market price at the time that the Loan Agreement was entered into, which price is $0.50 per share.

        The foregoing description is qualified in its entirety by the Loan Agreement and the form of Note, each of which is attached hereto as an exhibit to this Current Report on Form 8-K and incorporated by reference into this Item 5.

Item 7.    Financial Statements, Pro Forma Financial Information Exhibits.

  (c)
  Exhibits:

  10.1
  Loan Agreement dated as of September 9, 2002 between EarthShell Corporation and E. Khashoggi Industries, LLC.

  10.2
  Form of Note.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 26, 2002

EARTHSHELL CORPORATION
By:	/s/ D. SCOTT HOUSTON Name: D. Scott Houston Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number and Page No.	Description of Exhibit	Method of Filing
10.1	Loan Agreement dated as of September 9, 2002 between EarthShell Corporation and E. Khashoggi Industries, LLC.	Filed electronically herewith
10.2	Form of Note.	Filed electronically herewith

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Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information Exhibits.